UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

Astec Industries, Inc.
 (Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the Company) held its Annual Meeting of Shareholders on April 24, 2014.  The following is a summary of the matters voted on at the meeting:

(a)  The results of the voting for the election of three directors in Class I to each serve a three-year term were as follows:

	For	Withheld	Broker Non-Votes
William D. Gehl	20,088,873	813,709	1,421,067
William G. Dorey	20,001,207	901,375	1,421,067
Charles F. Potts	20,834,659	67,923	1,421,067

(b)  The results of the voting on a non-binding resolution to approve the compensation of the Company’s executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,969,825	97,842	834,915	1,421,067

(c)  The results of the voting for the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2014 were as follows:

Votes For	Votes Against	Abstain
22,219,417	64,583	39,649

Item 8.01.  Other Events

On April 24, 2014, the Board of Directors of Astec Industries, Inc. (the “Company”) declared a quarterly cash dividend of ten cents ($0.10) per share of Company common stock to be paid on or after May 29, 2014 to the Company’s common shareholders of record as of May 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	ASTEC INDUSTRIES, INC.
By:/s/ David C. Silvious David C. Silvious Chief Financial Officer and Treasurer (Principal Financial Officer)